                                                                   EXHIBIT 10.71


                                                           BIPC DRAFT - 12/22/98


                     AMENDED AND RESTATED PLEDGE AGREEMENT
                        (PLEDGING PARTNERSHIP INTERESTS)

     THIS AMENDED AND RESTATED PLEDGE AGREEMENT (the "Agreement"), dated as of December 23, 1998, is made and entered into by and among the undersigned debtors (each a "Debtor" and collectively, the "Debtors"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as Collateral Agent (as hereinafter defined) for the benefit of the Facility Parties (as hereinafter defined) (the "Secured Party").

                                WITNESSETH THAT:

     WHEREAS, Mariner Health Group, Inc., a Delaware corporation (the "Borrower"), as borrower, PNC Bank, National Association, as administrative agent, First Union National Bank, as syndication agent, and the lenders party thereto (the "Banks"), are parties to that certain Credit Agreement dated as of May 18, 1994, as amended (as it may hereafter from time to time be amended, restated, modified or supplemented, the "Revolving Credit Agreement"), pursuant to which the Banks have agreed to make certain revolving credit loans to the Borrower upon the terms and subject to the conditions set forth therein;

     WHEREAS Mariner Health Group, Inc., a Delaware corporation (the "Term Loan Borrower"), as borrower, PNC Bank, National Association, as administrative agent, First Union National Bank, as syndication agent, and the lenders party thereto (the "Term Loan Banks"), are parties to that certain Term Loan Agreement dated of even date herewith (as it may hereafter from time to time be amended, restated, modified or supplemented, the "Term Loan Agreement"; the Revolving Credit Agreement and the Term Loan Agreement are hereinafter collectively referred to as the "Credit Agreements"), pursuant to which the Term Loan Banks have agreed to make certain term loans to the Term Loan Borrower upon the terms and subject to the conditions set forth therein;

     WHEREAS, pursuant to that certain Collateral Agency and Sharing Agreement dated of even date herewith (as it may hereafter from time to time be amended, restated, modified or supplemented, the "Collateral Sharing Agreement"), among the Borrower, the Term Loan Borrower, the other Loan Parties (as defined therein), the Revolving Credit Agent and the Term Loan Agent (as such terms are defined in the Collateral Sharing Agreement), and PNC Bank, National Association, as Collateral Agent (together with its successors and assigns, the "Collateral Agent"), the Facility Parties (as defined in the Collateral Sharing Agreement), in order to secure the Obligations (as defined in the Collateral Sharing Agreement), have agreed to share certain collateral as provided in the Collateral Sharing Agreement;

     WHEREAS, the Debtors and the Administrative Agent (as defined in the Revolving Credit Agreement) are currently parties to that certain Amended and Restated Pledge Agreement

(Subsidiaries Pledging Partnership Interests) dated April 30, 1996, as amended (the "Original Pledge Agreement"), pursuant to which certain collateral is pledged to secure the Revolving Credit Obligations (as defined in the Collateral Sharing Agreement);

     WHEREAS, each Debtor owns the outstanding partnership interests of each Subsidiary or of each Excluded Entity as set forth on Schedule A attached hereto
                                                      ----------
and made a part hereof; and

     WHEREAS, the parties to the Original Pledge Agreement now wish to amend and restate the Original Pledge Agreement as provided herein, and as so amended, this Agreement shall be a Shared Security Document (as defined in the Collateral Sharing Agreement).

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.  Amendment and Restatement; No Novation.
--  --------------------------------------

     The Original Pledge Agreement is hereby amended and restated as provided herein. No novation, suspension of continuity, satisfaction, discharge of prior duties, or termination of the Obligations, or the collateral therefore (including, without limitation, the Pledged Collateral), is intended or consented to by the parties hereto. The Debtors and the Secured Party acknowledge and agree that the Original Pledge Agreement has continued to secure the Revolving Credit Obligations since the day of the execution of the Original Pledge Agreement; that this Agreement is entitled to all rights and benefits originally pertaining to the Original Pledge Agreement; and that in the event a court or other authority shall determine that a novation has occurred as a result of the execution of this Agreement or any other Loan Documents (as defined in the Collateral Sharing Agreement), or otherwise, and the Secured Party's security interest in the Pledged Collateral created under the Original Pledge Agreement is avoided or the Secured Party's priority with respect thereto is materially and adversely affected, then the rights, privileges, obligations and remedies of the parities hereto shall be governed as if this Agreement had not been executed by any party hereto, and the parties hereto agree to negotiate in good faith to achieve the objectives of this Agreement.

2.  Defined Terms.
--  -------------
    (a) Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Credit Agreements. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in each applicable jurisdiction and as may be amended from time to time (the "Code").

    (b) "Pledged Collateral" shall mean and include the following: (i) all of the partnership interests owned by each Debtor listed on Schedule A attached
                                                         ----------
hereto and made a part hereof, together with all related rights, including without limitation, all partnership interests and additional partnership interests receivable in respect of or in exchange for any such partnership interests, all rights to subscribe for partnership interests incident to or arising from ownership of any such partnership interests, all cash, interest, and other cash and non-cash distributions paid or payable on any such partnership interests, and all books, records, and documents concerning any of the items described above, both that which any Debtor now owns and that which any Debtor acquires hereafter; (ii) any and all other partnership interests hereafter pledged to the Secured Party to secure the Secured Obligations (as hereinafter defined) of any Debtor or any Debtor's Subsidiaries, and all rights and privileges pertaining thereto, including, without limitation, all partnership interests and additional partnership interests receivable in respect of or in exchange for any such partnership interests, all rights to subscribe for partnership interests incident to or arising from ownership of any such partnership interests, all cash, interest, and other cash and non-cash distributions paid or payable on such partnership interests and all books and records pertaining to the foregoing, and (iii) all substitutions therefor, additions thereto, and proceeds thereof with respect to any of the foregoing.

3.  Grant of Security Interests.
--  ---------------------------

     Each Debtor, as security for the payment and performance of such Debtor's Obligations and of all other indebtedness and obligations of every nature it owes under the Loan Documents (as defined in the Collateral Sharing Agreement) (all of the foregoing indebtedness and obligations being referred to herein as the "Secured Obligations"), hereby grants to the Secured Party a first priority security interest in all of such Debtor's now existing and hereafter acquired and/or arising right, title and interest in, to and under the Pledged Collateral owned by such Debtor, whether now existing or hereafter acquired and wherever located, subject only to Permitted Liens.

4.  Further Assurances.
--  ------------------

     Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Secured Party, each Debtor shall (a) execute and deliver to the Secured Party all financing statements, continuation or amendment financing statements, termination statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the "Security Documents") which the Secured Party may reasonably request, in form reasonably satisfactory to the Secured Party, (b) provide each partnership that has issued or shall issue Pledged Collateral with a copy of this Agreement and direct the Custodian of the books and records of each such partnership to register the pledge of the applicable Pledged Collateral on such partnership's books and records, (c) cause each partnership that has issued or shall issue Pledged Collateral to execute and deliver to the Secured Party an Agreement and Acknowledgment, in form and substance acceptable to the Secured Party (which shall, among other things, provide that the Custodian of the books and records of the partnership represents, acknowledges, warrants and confirms that it is holding of record the partnership interests of the Debtors which constitute part of the Pledged Collateral in its capacity as authorized custodial agent, bailee, representative and nominee for the Secured Party, it has noted this fact by means of appropriate entries made on the books and records of the partnership, and except as contemplated by this Agreement, the Custodian will not cause or permit to occur any change, alteration or modification of any kind in the form of the Pledged Collateral, including, without limitation, any conversion of the Pledged Collateral or any part thereof to certificated, bearer or any other form, without the prior written consent of the Secured Party), and (d) take such other action which the Secured Party may request, to perfect and continue perfected and to create and maintain the first priority status (subject only to Permitted Liens) of the Secured Party's security interest in the Pledged Collateral and to fully consummate the transactions contemplated under the Credit Agreements, the other Loan Documents and this Agreement. Each Debtor hereby irrevocably makes, constitutes and appoints the Secured Party (and any of the Secured Party's officers or employees or agents designated by the Secured Party) as such Debtor's true and lawful attorney with power to sign the name of such Debtor on all or any of the Security Documents which the Secured Party reasonably determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Secured Party's security interest in the Pledged Collateral. Such power, being coupled with an interest, is irrevocable until all of the Secured Obligations have been indefeasibly paid in full and the Commitments have terminated.

5.  Representations, Warranties and Certain Covenants.
--  -------------------------------------------------

     In addition to the representations and warranties of Debtors set forth in the Loan Documents (which representations and warranties are hereby incorporated herein by reference), each of the Debtors hereby represents, warrants and covenants to the Secured Party as follows:

     (a) Debtor has, and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time Debtor acquires rights in such Pledged Collateral, will have), title to the Pledged Collateral, free and clear of all Liens other than Permitted Liens.

     (b) The partnership interests constituting the Pledged Collateral have been duly authorized and validly issued to the Debtor, are fully paid and nonassessable, have no outstanding assessments, and constitute all of the issued and outstanding partnership interests of the issuer thereof owned by Debtor.

     (c) Except for Permitted Liens the security interests in the Pledged Collateral granted hereunder are valid, perfected and of first priority.

     (d) There are no restrictions upon the transfer of the Pledged Collateral and Debtor has the power and authority and right to transfer the Pledged Collateral free of any encumbrances and without obtaining the consent of any other Person except to the extent that a transfer upon the exercise of Secured Party's rights and remedies under this Agreement and the other Loan Documents would result in or constitute an assignment of any license relating to a health care facility or a change of control with respect to the ownership of a health care facility which is subject to the prior approval of health care regulatory authorities issuing such license or regulating such health care facility. It is acknowledged that a transfer of the Pledged Collateral by Secured Party following foreclosure may require compliance with federal and state securities laws.

     (e) Debtor has all necessary power to execute, deliver and perform this Agreement and all necessary action to authorize the execution, delivery and performance of this Agreement has been properly taken.

     (f) There are no actions, suits, or proceedings pending or, to Debtor's best knowledge after due inquiry, threatened against or affecting Debtor with respect to the Pledged Collateral, at law or in equity or before or by any commissions, board, bureau, agency, department or instrumentality, and Debtor is not in default with respect to any judgment, writ, injunction, decree, rule or regulation which would adversely affect Debtor's performance hereunder.

     (g) This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of Debtor, enforceable in accordance with its terms, except to the extent that (i) enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance or by general equitable principles; and (ii) the exercise by Secured Party of its rights and remedies in respect of the Pledged Collateral which would result in or constitute any assignment of any license relating to a health care facility or any change of control with respect to the ownership of a health care facility is subject to the prior approval of health care regulatory authorities issuing such license or regulating such health care facility.

     (h) Neither the execution and delivery by the Debtor of this Agreement, nor the compliance with the terms and provisions hereof, will violate any provision of the Articles of Incorporation or Bylaws of the Debtor or any Law or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or arbitration tribunal or any governmental authority to which Debtor is subject or any provision of any material agreement, understanding or arrangement to which Debtor is a party or by which Debtor is bound.

     (i) The Debtor's principal place of business and chief executive office is as set forth on the signature page hereto.

     (j) No certificate has been or, during the term hereof shall be issued, to evidence the Pledged Collateral, and no partnership interest which is Pledged Collateral constitutes a "certificated security" (as such term is defined in Section 8-102 of the Code).

6.  General Covenants.
--  -----------------

     In addition to any covenants and agreements of the Debtors set forth in the other Loan Documents, which are incorporated herein by this reference, each Debtor hereby covenants and agrees as follows:

     (a) Debtor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral; Debtor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by Debtor, unless such loss is the result of the gross negligence or willful misconduct of the Secured Party. Debtor shall notify the Secured Party in writing ten (10) Business Days prior to any change in the Debtor's name, the address and location of Debtor's chief executive office or the address and location of Debtor's principal place of business.

     (b) Debtor shall pay promptly when due all taxes, assessments, charges and obligations secured by encumbrances and liens now or hereafter imposed upon or affecting any of the Pledged Collateral, except as otherwise expressly permitted under the Credit Agreements.

     (c) Debtor shall appear in and defend any action or proceeding of which Debtor is aware which could reasonably be expected to affect Debtor's title to, or the Secured Party's interest in, the Pledged Collateral owned by Debtor and the proceeds thereof; provided, however, that Debtor may settle such actions or
                      --------  -------
proceedings with respect to the Pledged Collateral Debtor owns with the consent of the Secured Party, which consent shall not be unreasonably withheld or delayed.

     (d) Debtor shall keep separate, accurate and complete records of the Pledged Collateral owned by Debtor, disclosing the Secured Party's security interest hereunder.

     (e) Debtor shall permit the Secured Party, its officers, employees and agents at reasonable times and on reasonable prior notice to inspect all books and records related to the Pledged Collateral.

     (f) To the extent, following the date hereof, Debtor acquires a partnership interest in Debtor's Subsidiaries or any of the interests, rights, property or securities described in the definition of Pledged Collateral with respect to Debtor's Subsidiaries, such interests stocks, rights, property or securities shall be, upon such acquisition, pledged to the Secured Party, and Debtor shall deliver an updated Schedule A hereto to the Secured Party. To the extent,
                   ----------
following the date hereof, any of the Pledged Collateral constitutes a "certificated security," Debtor shall immediately upon receipt of any original certificates for such Pledged Collateral deliver such original certificates to the Secured Party.

     (g) During the term of this Agreement, Debtor shall not sell, assign, transfer, pledge, grant a security interest in, place a lien on or otherwise dispose of the Pledged Collateral except as permitted under the Credit Agreements.

7.  Other Rights With Respect to Pledged Collateral.
--  -----------------------------------------------

     In addition to the other rights with respect to the Pledged Collateral granted to the Secured Party hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Secured Party, at its option and at the expense of the Debtors, may (a) transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all income or other distributions upon the Pledged Collateral; (b) take control of and manage all or any of the Pledged Collateral;
(c) apply to the payment of any of the Secured Obligations, whether any be due and payable or not, any moneys, including cash distributions and income from any Pledged Collateral, now or hereafter in the hands of the Secured Party or any Affiliate of the Secured Party, on deposit or otherwise, belonging to any

Debtor, as the Secured Party, in its sole discretion, shall determine; and (d) do anything which any Debtor is required but fails to do hereunder. The exercise by the Secured Party of its rights and remedies with respect to the Pledged Collateral is subject to the licensing power of health care regulatory authorities. The proceeds of any collection, sale or other disposition of the Pledged Collateral of any Debtor, or any part thereof, shall, after the Secured Party has made all deductions of expenses, including but not limited to reasonable attorneys' fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Secured Party's rights with respect to the Pledged Collateral in any insolvency, bankruptcy or reorganization proceedings, be applied against the Secured Obligations, whether or not all the same be then due and payable, in such manner and order as set forth in the Collateral Sharing Agreement.

8.  Additional Remedies Upon Event of Default.
--  -----------------------------------------

     Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Secured Party shall have, in addition to all rights and remedies of a secured party under the Code or other applicable Law, and in addition to its rights under Section 7 above and under the other Loan Documents, the following rights and remedies:

     (a) The Secured Party may, after ten (10) days' advance notice to the Debtors, sell, assign, give an option or options to purchase or otherwise dispose of the Pledged Collateral or any part thereof at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. Each Debtor agrees that ten (10) days' advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Debtor recognizes that the Secured Party may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for its own account for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay sale of any of the Pledged Collateral for the period of time necessary to permit any Debtor to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if such Debtor would agree to do so.

     (b) The proceeds of any collection, sale or other disposition of the Pledged Collateral of any Debtor, or any part thereof, shall, after the Secured Party has made all deductions of expenses, including but not limited to reasonable attorneys' fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Secured Party's rights with respect to the Pledged Collateral in any insolvency, bankruptcy or reorganization proceedings, be applied against the Secured Obligations, whether or not all the same be then due and payable, in such manner and order as set forth in the Collateral Sharing Agreement.

9.  Secured Party's Duties.
--  ----------------------

     The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. Further, the exercise by the Secured Party of its rights and remedies with respect to the Pledged Collateral or as otherwise provided under this Agreement shall only be an exercise of rights with respect to the Pledged Collateral and shall not in any manner constitute an assumption of any liabilities with respect to the Pledged Collateral.

10.  No Waiver; Cumulative Remedies.
---  ------------------------------

     No failure to exercise, and no delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Loan Documents or by Law. Each Debtor waives any right to require the Secured Party to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Secured Party's power.

11.  Assignment.
---  ----------

     All rights of the Secured Party under this Agreement shall inure to the benefit of its successors and assigns. All obligations of each Debtor shall bind its successors and assigns; provided, however, no Debtor may assign or
                                 --------  -------
transfer any of its rights and obligations hereunder or any interest herein.

12.  Severability.
---  ------------
     Any provision of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof.

13.  Governing Law.
---  -------------

     This Agreement shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania without regard to its conflicts of law principles, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Pledged Collateral are governed by the law of a jurisdiction other than the Commonwealth of Pennsylvania.

14.  Notices.
---  -------

     Debtors agree that all notices, statements, requests, demands and other communications under this Agreement shall be given in the manner provided in
Section 11.06 of the Credit Agreements, and shall be addressed (a) to the Debtors at the address set forth below the Debtors' names on the signature pages of this Agreement, and (b) to the Secured Party at the address set forth below the Secured Party's name on the signature pages of this Agreement.

15.  Specific Performance.
---  --------------------

     Each Debtor acknowledges and agrees that, in addition to the other rights of the Secured Party hereunder and under the other Loan Documents, because the Secured Party's remedies at law for failure of the Debtors to comply with the provisions hereof relating to the Secured Party's rights (i) to inspect the books and records related to the Pledged Collateral, (ii) to receive the various notifications the Debtors are required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which the Debtors have appointed the Secured Party their attorney-in-fact, and (v) to enforce the Secured Party's remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, each Debtor agrees that each such provision hereof may be specifically enforced.

16.  Voting Rights in Respect of the Pledged Collateral.
---  --------------------------------------------------

     So long as no Event of Default shall occur and be continuing under any of the Loan Documents, each Debtor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral owned by such Debtor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that such Debtor will
                                       --------  -------
not exercise or will refrain from exercising any such right, as the case may be, if such action would be inconsistent with the covenants and obligations of Debtors under the Credit Agreements and the other Loan Documents or would have a material adverse effect on the value of any Pledged Collateral. So long as no Event of Default has occurred and is continuing, any lawful distributions paid in cash to a Debtor in respect of the Pledged Collateral may be used or applied by such Debtor for any purpose permitted by the Credit Agreements.

17.  Entire Agreement; Amendments.
---  ----------------------------

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by the Debtors. This Agreement may not be amended or supplemented except by a writing signed by the Secured Party and the Debtors.

18.  Counterparts.
---  ------------

     This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

19.  Descriptive Headings.
---  --------------------
     The descriptive headings which are used in this Agreement are for the convenience of the parties only and shall not affect the meaning of any provision of this Agreement.

20.  Additional Debtors.
---  ------------------

     Each Loan Party which pursuant to a Credit Agreement hereafter is required to pledge partnership interests of another Subsidiary or Excluded Entity shall execute a Joinder to this Agreement in form and substance satisfactory to the Collateral Agent.


                            INTENTIONALLY LEFT BLANK

                 [SIGNATURE PAGE 1 OF 1 TO THE PLEDGE AGREEMENT
                        PLEDGING PARTNERSHIP INTERESTS]


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              SECURED PARTY:

                              PNC BANK, NATIONAL ASSOCIATION, as Collateral
                              Agent


                              By: ____________________________________

                              Title: _________________________________

                              Address for Notices for Secured Party:

                              One PNC Plaza
                              249 Fifth Avenue
                              Pittsburgh, Pennsylvania 15222-2707


                              DEBTORS:



                              Address for Notices for Debtors:

                              c/o Mariner Health Group, Inc.
                              One Ravinia Drive, Suite 1500
                              Atlanta, Georgia 30346

                                   SCHEDULE A
                                   ----------

                                PLEDGE AGREEMENT

                        (PLEDGING PARTNERSHIP INTERESTS)



                                            DESCRIPTION OF PARTNERSHIP
     DEBTOR                                 INTERESTS OWNED BY DEBTOR